Exhibit 99.1

EARNINGS RELEASE
PR Contact: Laurie Schalow
(949) 524-4035
MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA
(949) 524-4205
Cindy.Olsen@chipotle.com

Chipotle ANNOUNCES Second QUARTER 2023 RESULTS

Record quarterly sales and earnings per share as comparable restaurant sales increase 7.4% and margins expand

NEWPORT BEACH, Calif. – July  26, 2023 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its second quarter ended June  30, 2023.

Second quarter highlights, year over year:

•	Total revenue increased 13.6% to $2.5 billion
•	Comparable restaurant sales increased 7.4%
•	In-restaurant sales increased 15.8%, while digital sales represented 38.0% of food and beverage revenue
•	Operating margin was 17.2%, an increase from 15.3%
•	Restaurant level operating margin was 27.5% [1], an increase of 230 basis points
•

Diluted earnings per share was $12.32, a 33.2% increase from $9.25. Excluding a $0.33 after-tax impact from expenses related to restaurant and corporate level impairment and closure costs and corporate restructuring, adjusted diluted earnings per share was $12.65, a 36.0% increase from $9.30 [1]

•	Opened 47 new restaurants with 40 locations including a Chipotlane

"Chipotle’s second quarter results demonstrate our ability to drive strong performance by focusing on exceptional food and exceptional people. Additionally, our investment in our employees, technology, and innovation in our restaurants along with expanding access and convenience in North America and laying the groundwork for international growth, set us up for long term success.” said Brian Niccol, Chairman and CEO, Chipotle.

Results for the three months ended June  30, 2023:

Total revenue in the second quarter was $2.5 billion, an increase of 13.6% compared to the second quarter of 2022. The increase in total revenue was driven by a 7.4% increase in comparable restaurant sales and new restaurant openings. In-restaurant sales in the second quarter increased 15.8%, compared to the second quarter of 2022, while digital sales represented 38.0% of total food and beverage revenue.

We opened 47 new restaurants during the second quarter with 40 locations including a Chipotlane. These formats continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.

Food, beverage and packaging costs in the second quarter were 29.4% of total revenue, a decrease of about 100 basis points compared to the second quarter of 2022. This decrease results from the benefit of menu price increases taken in the prior year and lower avocado prices, which were partially offset by inflation across several food costs, primarily beef, tortillas, dairy, salsa, beans and rice.

Restaurant level operating margin in the second quarter was 27.5%  compared to 25.2% in the second quarter of 2022. The improvement was primarily due to the benefit of sales leverage and, to a lesser extent, lower avocado prices. These decreases were partially offset by higher inflation across several food costs,  and to a lesser extent, wage inflation.

1 Restaurant level operating margin, adjusted diluted earnings per share,  adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

General and administrative expenses for the second quarter were $156.5 million on a GAAP basis, or $153.0 on a non-GAAP basis, excluding $3.5 million of corporate restructuring costs related to the May 2023 optimization of our organizational structure.  GAAP and non-GAAP general and administrative expenses for the second quarter also include $118.8 million of underlying general and administrative expenses, $29.2 million of non-cash stock compensation,  and $4.6 million of higher performance-based accruals and payroll taxes on equity vesting and exercises.

The effective income tax rate for the second quarter was 23.8% compared to 25.3% in the second quarter of 2022. The decrease in the effective income tax rate was primarily due to an increase in tax benefits related to option exercises and equity vesting.

Net income for the second quarter was $341.8 million, or $12.32 per diluted share, compared to  $259.9 million, or $9.25 per diluted share, in the second quarter of 2022.  In the second quarter of 2023, excluding the $0.33 after-tax impact from expenses related to restaurant and corporate level impairment and closure costs and corporate restructuring, adjusted diluted earnings per share was $12.65.

During the second quarter, our Board of Directors approved the investment of up to an additional $100 million, exclusive of commissions, to repurchase shares of our common stock, subject to market conditions. Including this repurchase authorization, $294.7 million was available as of June 30, 2023. The repurchase authorization may be modified, suspended, or discontinued at any time. We repurchased $87.6 million of stock at an average price per share of $1,937.35 during the second quarter.

More information will be available in our Quarterly Report on Form 10-Q, which will be filed with the SEC by the end of July.

Outlook

For 2023, management is anticipating the following:

•	Third quarter comparable restaurant sales growth in the low to mid-single digit range
•	Full year comparable restaurant sales growth in the mid to high-single digit range
•	255 to 285 new restaurant openings (including 10 to 15 relocations to add a Chipotlane), which assumes utility, construction, permit and material supply delays do not worsen
•	An estimated underlying effective full year tax rate between 25% and 27% before discrete items

Definitions

The following definitions apply to these terms as used throughout this release:

•

Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.

•	Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•	Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•

Digital sales represent food and beverage revenue generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales include revenue deferrals associated with Chipotle Rewards.

•	In-restaurant sales represent food and beverage revenue generated on-premise. In-restaurant sales includes revenue deferrals associated with Chipotle Rewards.

1 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Conference Call Details

Chipotle will host a conference call on Wednesday,  July  26, 2023, at 4:30 PM Eastern time to discuss second quarter 2023 financial results as well as provide a business update for the third quarter 2023.

The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 7029474. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had over 3,250 restaurants as of June 30, 2023, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe.  Chipotle is ranked on the Fortune 500 and is recognized on the 2023 list for Fortune’s Most Admired Companies and Time Magazine’s Most Influential Companies.  With over 110,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

Forward-Looking Statements

Certain statements in this press release and in the July 26, 2023, conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our anticipated third quarter and full year 2023 comparable restaurant sales growth, goals for number of new restaurant openings, and estimated underlying effective full year tax rate, as well as statements about expected restaurants with Chipotlanes and rate of expansion, future labor costs, future general and administrative and other costs, future estimated tax rates and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “intend”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: increasing wage inflation and the competitive labor market, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs (including beef, tortillas, dairy, salsa, beans and rice); risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures or interruptions; privacy and cyber security risks, including risk of breaches, unauthorized access, theft, modification or destruction of guest or employee personal or confidential information stored on our network or the network of third party providers; the impact of competition, including from sources outside the restaurant industry; the financial impact of increasing our average hourly wages; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the availability of suitable new restaurant sites and the availability of construction materials and contractors; increases in ingredient and other operating costs due to inflation, global conflicts, climate change, our Food with Integrity philosophy, tariffs or trade restrictions and supply shortages; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers' perceptions of our brand, including as a result of actual or rumored food safety concerns or other negative publicity, decreased consumer spending (including as a result of higher inflation, mass layoffs, fear of possible recession and higher energy prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our digital business, including risks arising from our reliance on third party delivery services; risks relating to litigation, including possible governmental actions and potentially class action litigation related to food safety incidents, cybersecurity incidents, employment or privacy laws, advertising claims or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

 CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,
	2023		2022
Food and beverage revenue	$2,497,509	99.3%	$2,192,802	99.1%
Delivery service revenue	17,292	0.7	20,537	0.9
Total revenue	2,514,801	100.0	2,213,339	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	738,664	29.4	673,928	30.4
Labor	611,678	24.3	549,926	24.8
Occupancy	123,897	4.9	113,919	5.1
Other operating costs	349,707	13.9	317,481	14.3
General and administrative expenses	156,496	6.2	140,820	6.4
Depreciation and amortization	78,771	3.1	69,733	3.2
Pre-opening costs	7,538	0.3	5,253	0.2
Impairment, closure costs, and asset disposals	16,240	0.6	4,681	0.2
Total operating expenses	2,082,991	82.8	1,875,741	84.7
Income from operations	431,810	17.2	337,598	15.3
Interest and other income, net	16,446	0.7	10,572	0.5
Income before income taxes	448,256	17.8	348,170	15.7
Provision for income taxes	(106,466)	(4.2)	(88,228)	(4.0)
Net income	$341,790	13.6%	$259,942	11.7%
Earnings per share:
Basic	$12.38		$9.32
Diluted	$12.32		$9.25
Weighted-average common shares outstanding:
Basic	27,604		27,905
Diluted	27,747		28,092

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Six months ended June 30,
	2023		2022
Food and beverage revenue	$4,848,518	99.3%	$4,191,758	99.0%
Delivery service revenue	34,863	0.7	42,120	1.0
Total revenue	4,883,381	100.0	4,233,878	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	1,431,223	29.3	1,300,854	30.7
Labor	1,195,472	24.5	1,081,866	25.6
Occupancy	245,828	5.0	225,951	5.3
Other operating costs	712,913	14.6	648,176	15.3
General and administrative expenses	304,836	6.2	288,222	6.8
Depreciation and amortization	155,356	3.2	141,398	3.3
Pre-opening costs	13,736	0.3	10,601	0.3
Impairment, closure costs, and asset disposals	24,601	0.5	8,991	0.2
Total operating expenses	4,083,965	83.6	3,706,059	87.5
Income from operations	799,416	16.4	527,819	12.5
Interest and other income, net	25,395	0.5	10,359	0.2
Income before income taxes	824,811	16.9	538,178	12.7
Provision for income taxes	(191,377)	(3.9)	(119,942)	(2.8)
Net income	$633,434	13.0%	$418,236	9.9%
Earnings per share:
Basic	$22.94		$14.95
Diluted	$22.81		$14.83
Weighted-average common shares outstanding:
Basic	27,614		27,974
Diluted	27,768		28,196

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$504,866	$384,000
Accounts receivable, net	60,985	106,880
Inventory	36,004	35,668
Prepaid expenses and other current assets	103,422	86,412
Income tax receivable	-	47,741
Investments	851,142	515,136
Total current assets	1,556,419	1,175,837
Leasehold improvements, property and equipment, net	2,021,964	1,951,147
Long-term investments	430,762	388,055
Restricted cash	25,106	24,966
Operating lease assets	3,433,719	3,302,402
Other assets	62,526	63,158
Goodwill	21,939	21,939
Total assets	$7,552,435	$6,927,504
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$162,041	$184,566
Accrued payroll and benefits	177,475	170,456
Accrued liabilities	141,291	147,539
Unearned revenue	158,959	183,071
Current operating lease liabilities	244,061	236,248
Income tax payable	98,423	-
Total current liabilities	982,250	921,880
Long-term operating lease liabilities	3,643,931	3,495,162
Deferred income tax liabilities	106,440	98,623
Other liabilities	52,928	43,816
Total liabilities	4,785,549	4,559,481
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of June 30, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.01 par value, 230,000 shares authorized, 37,459 and 37,320 shares issued as of June 30, 2023 and December 31, 2022, respectively	375	373
Additional paid-in capital	1,880,933	1,829,304
Treasury stock, at cost, 9,863 and 9,693 common shares as of June 30, 2023 and December 31, 2022, respectively	(4,569,152)	(4,282,014)
Accumulated other comprehensive loss	(6,952)	(7,888)
Retained earnings	5,461,682	4,828,248
Total shareholders' equity	2,766,886	2,368,023
Total liabilities and shareholders' equity	$7,552,435	$6,927,504

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended
	June 30,
	2023	2022
Operating activities
Net income	$633,434	$418,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155,356	141,398
Deferred income tax provision	7,827	(15,537)
Impairment, closure costs, and asset disposals	24,173	8,851
Provision for credit losses	312	(876)
Stock-based compensation expense	50,756	52,221
Other	(9,237)	(11,909)
Changes in operating assets and liabilities:
Accounts receivable	44,027	12,353
Inventory	(313)	3,320
Prepaid expenses and other current assets	(21,365)	948
Operating lease assets	121,363	112,505
Other assets	3,455	(3,014)
Accounts payable	(10,783)	(2,972)
Accrued payroll and benefits	7,597	(583)
Accrued liabilities	(66)	(22,293)
Unearned revenue	(19,894)	(20,062)
Income tax payable/receivable	146,177	(3,832)
Operating lease liabilities	(100,794)	(100,024)
Other long-term liabilities	5,521	958
Net cash provided by operating activities	1,037,546	569,688
Investing activities
Purchases of leasehold improvements, property and equipment	(257,601)	(196,495)
Purchases of investments	(590,656)	(195,242)
Maturities of investments	220,565	142,540
Net cash used in investing activities	(627,692)	(249,197)
Financing activities
Acquisition of treasury stock	(221,754)	(521,910)
Tax withholding on stock-based compensation awards	(67,474)	(91,905)
Other financing activities	115	(588)
Net cash used in financing activities	(289,113)	(614,403)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	265	(490)
Net change in cash, cash equivalents, and restricted cash	121,006	(294,402)
Cash, cash equivalents, and restricted cash at beginning of period	408,966	846,230
Cash, cash equivalents, and restricted cash at end of period	$529,972	$551,828
Supplemental disclosures of cash flow information
Income taxes paid	$33,252	$139,177
Purchases of leasehold improvements, property and equipment accrued in accounts payable and accrued liabilities	$55,904	$61,072
Acquisition of treasury stock accrued in accounts payable and accrued liabilities	$2,406	$6,999

CHIPOTLE MEXICAN GRILL, INC.

SUPPLEMENTAL FINANCIAL AND OTHER DATA

(dollars in thousands)

(unaudited)

	For the three months ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2023	2023	2022	2022	2022
Number of restaurants opened	47	41	100	43	42
Restaurant closures	-	-	-	(1)	(1)
Restaurant relocations	(3)	(4)	(3)	(4)	(3)
Number of restaurants at end of period	3,268	3,224	3,187	3,090	3,052
Average restaurant sales	$2,941	$2,892	$2,824	$2,796	$2,747
Comparable restaurant sales increase	7.4%	10.9%	5.6%	7.6%	10.1%

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables provide a reconciliation of non-GAAP financial measures presented in the text above to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Adjusted net income is net income excluding expenses related to restaurant and corporate asset impairment, corporate restructuring, certain legal proceedings, stock-based compensation modification expense, unrealized gains on equity investments, separation costs, and certain other costs. Adjusted general and administrative expense is general and administrative expense excluding corporate restructuring, certain legal proceedings, stock-based compensation modification expense, separation costs, and certain other costs. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant Level Operating Margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Diluted Earnings per Share

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,
	2023	2022
Net income	$341,790	$259,942
Non-GAAP adjustments:
Impairment and exit costs:
Restaurant asset impairment and other restaurant exit costs(1)	4,765	309
Corporate asset impairment (2)	3,735	-
Corporate Restructuring:
Duplicate rent expense(3)	-	856
Employee related and other restructuring costs(4)	3,495	-
Legal proceedings(5)	-	6,798
Stock-based compensation modification expense(6)	-	2,770
Unrealized gain on equity investments(7)	-	(10,410)
Total non-GAAP adjustments	$11,995	$323
Tax effect of non-GAAP adjustments above(8)	(2,891)	920
After tax impact of non-GAAP adjustments	$9,104	$1,243
Adjusted net income	$350,894	$261,185

Diluted weighted-average number of common shares outstanding	27,747	28,092
Diluted earnings per share	$12.32	$9.25
Adjusted diluted earnings per share	$12.65	$9.30

(1) Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2) Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other expenses for offices or other corporate assets.
(3) Duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018.
(4) Charges for employee severance, stock modifications and third-party vendors related to the May 2023 optimization of our organizational structure.
(5) Charges for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(6) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.

(7) Unrealized gain on equity investments based on a subsequent investment by an unrelated party in one of our investees, which subsequent investment represents an observable price change in an orderly transaction for a similar investment of the same issuer.

(8) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted General and Administrative Expenses

(in thousands)

(unaudited)

	Three months ended
	June 30,
	2023	2022
General and administrative expenses	$156,496	$140,820
Non-GAAP adjustments:
Restructuring expense(1)	(3,495)	(856)
Legal proceedings(2)	-	(6,798)
Stock-based compensation modification expense(3)	-	(2,770)
Total non-GAAP adjustments	$(3,495)	$(10,424)
Adjusted general and administrative expenses	$153,001	$130,396

(1) For three months ended June 30, 2023, costs for employee severance, stock modifications and third party related to the May 2023 optimization of our organizational structure. For the three months ended June 30, 2022, duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018.

(2) Charges for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(3) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Effective Income Tax Rate

(unaudited)

	Three months ended
	June 30,
	2023	2022
Effective income tax rate	23.8%	25.3%
Tax impact of non-GAAP adjustments(1)	-	(0.2)
Adjusted effective income tax rate	23.8%	25.1%

(1) Adjustments related to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Restaurant Level Operating Margin

(in thousands)

(unaudited)

	Three months ended June 30,
	2023	Percent of total revenue	2022	Percent of total revenue
Income from operations	$431,810	17.2%	$337,598	15.3%
Non-GAAP Adjustments:
General and administrative expenses	156,496	6.2	140,820	6.4
Depreciation and amortization	78,771	3.1	69,733	3.2
Pre-opening costs	7,538	0.3	5,253	0.2
Impairment, closure costs, and asset disposals	16,240	0.6	4,681	0.2
Total non-GAAP Adjustments	$259,045	10.3%	$220,487	10.0%
Restaurant level operating margin	$690,855	27.5%	$558,085	25.2%